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                                                                   EXHIBIT 10.33


                              EMPLOYMENT AGREEMENT

      AGREEMENT made this 21st day of August, 1997, between SPACELABS MEDICAL, INC., a California corporation (the "Company"), and GEORGE P. MESSINA, an individual who resides at the address appearing below ("Executive").

                              W I T N E S S E T H:

      WHEREAS, the Executive is an employee and shareholder of Burdick, Inc., a Delaware corporation ("Burdick");

      WHEREAS, pursuant to the Agreement and Plan of Merger dated July 11, 1997, by and between the Company, SLMD Acquisition Corp. and Burdick, the Company is to acquire Burdick, Inc. through the merger of SLMD Acquisition Corp. into Burdick whereby Burdick will become a wholly-owned subsidiary of the Company (the "Merger");

      WHEREAS, pursuant to the Merger, the Executive and the other Burdick shareholders are to sell all of the outstanding shares of common and preferred stock of Burdick to the Company;

      WHEREAS, the Executive wishes to be employed by the Company and the Company desires to continue to employ the Executive following the Merger; and

      WHEREAS, in connection with the Merger, the Company wishes to enter into an agreement with the Executive governing the terms and conditions of his employment, and the Executive is willing to be employed on the terms and conditions hereinafter set forth;

      NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereby agree as follows:

      1. EMPLOYMENT. Contingent upon and effective the date of the closing of the Merger (the "Effective Date"), the Company shall employ the Executive, and the Executive shall be in the full-time employ of the Company, on the terms and subject to the conditions set forth in this Agreement. The Executive shall serve in the position of Senior Vice President of the Company with the duties and responsibilities customary for that position plus any additional duties and responsibilities upon which the Company and the Executive may agree from time to time. In addition, the Executive shall serve in the position of President and Chief Executive Officer of Burdick with the duties and responsibilities customary for that position plus any additional duties and responsibilities upon which the Company and the Executive may agree from time to time. The Executive shall devote his best efforts and all of business time and attention to the business of the Company. The Executive shall perform his duties and responsibilities under the direction and supervision of, and shall report directly to, the President and Chief Executive Officer of the Company.

      2. TERM. The term of this Agreement shall be continuous from and after the Effective Date for a period of three (3) years, provided that the employment of the Executive may be terminated at any time by mutual agreement of the Company and the Executive or in accordance with paragraph 4. Unless sooner terminated, this Agreement shall terminate on the third (3rd) anniversary of the Effective Date and thereafter the Executive shall be employed on an "at will" basis in accordance with the Company's normal operating policies as from time to time in effect.

      3. COMPENSATION. During the term of this Agreement, the Executive shall be compensated by the Company as follows:


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            (a)   Annual Base Salary. The Executive shall be paid an annual base salary for the Executive's actual period of employment at a rate computed on the basis of Three Hundred Four Thousand Two Hundred Dollars ($304,200) per year commencing from and after the Effective Date. The Executive's base salary shall be paid in accordance with the Company's normal payroll policies as from time to time in effect.

            (b) Benefits. During the term of this Agreement, the Executive shall be entitled to participate in those employee benefit plans which are from time to time maintained by the Company for its executive-level employees, in accordance with the provisions of such plans or programs as from time to time in effect. The Executive shall also be entitled to the benefits, if any, set forth in Schedule A.

            (c) Business Expenses. The Executive shall be reimbursed, in a manner consistent with the policies of the Company, for all reasonable business expenses incurred in the performance of his duties pursuant to this Agreement, to the extent such expenses are substantiated in writing, are approved by the President and Chief Executive Officer of the Company, and are consistent with the general policies of the Company relating to the reimbursement of expenses of executive-level employees of the Company. Expenses for items that are reasonably deemed to be personal by the Company shall not be reimbursed by the Company and are the sole responsibility of the Executive.

            (d) Deduction and Withholding. All compensation and other benefits to or on behalf of the Executive pursuant to this Agreement shall be subject to such deductions and withholding as may be required by applicable law.

      4.    TERMINATION.

            (a) Termination for Cause. The Company may terminate the Executive's employment for "cause" (as defined below in this paragraph 4(a)) immediately upon written notice to the Executive. Such notice shall specify in reasonable detail the nature of the cause. For purposes of this Agreement, "cause" shall include, without limitation: (1) material breach of this Agreement, (2) violation of any material law or regulation relating to employment or the Company, including its affiliates, (3) repeated violations of any Company policy, (4) willful refusal to follow an instruction of the President of the Company or other conduct constituting insubordination or (5) fraud, dishonesty, or self-dealing relating to or arising out of his employment. In the event of the involuntary termination of his employment for cause, the Executive shall not be entitled to receive any compensation hereunder other than his base salary and employee benefits as accrued through the effective date of such termination

            (b) Termination Other Than for Cause. The Company shall have the right to terminate the Executive's employment for any reason, upon thirty (30) days' prior written notice to the Executive, whereupon the Executive's employment pursuant to this Agreement shall terminate as of the effective date of termination. In the event of the involuntary termination of his employment other than for cause, the Executive shall be entitled to receive: (1) his base salary and employee benefits as accrued through the effective date of such termination and (2) an amount equal to the Executive's then current base salary for a period equal to the remaining term of this Agreement or twelve (12) months, whichever is longer. The provision for the payment of an amount equal to the Executive's then current base salary for a period equal to twelve (12) months upon the involuntary termination of his employment other than for cause shall survive the termination of this Agreement upon the third (3d)


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anniversary of the Effective Date.

            (c) Voluntary Termination. The Executive may voluntarily terminate his employment under this Agreement at any time upon thirty (30) days' prior written notice to the Company, whereupon the Company's employment of the Executive shall terminate at the end of the thirty (30) day notice period. In the event of the Executive's voluntary termination of employment, he shall not be entitled to receive any compensation hereunder other than his base salary and employee benefits as accrued through the effective date of such termination.

            (d) Death or Disability. The Executive's employment pursuant to this Agreement shall terminate automatically on the date of the Executive's death or disability. No compensation shall be payable after the Executive's death or disability other than his base salary and employee benefits as accrued through the date of his death or disability, whichever is applicable, including any employee benefits payable in the event of the Executive's death or disability, whichever is applicable.

            For purposes of this Agreement, the Executive shall be deemed to be disabled (as medically determined by an independent physician), if for a period of at least six (6) consecutive months he is unable to perform the essential functions of his position with the Company with or without reasonable accommodation.

            For purposes of this Agreement, if the Executive's employment terminates by reason of his disability, his employment termination date shall be deemed to be the last day of the six (6) month period described in the immediately preceding paragraph.

      5.    CONFIDENTIALITY OF INFORMATION.

            (a) Scope. During (i) the term of his employment with the Company and for a period of thirty-six (36) months thereafter or (ii) the fifth (5th) anniversary of the Effective Date, whichever is longer (the "Restrictive Period"), the Executive shall not at any time, whether during or after his employment by the Company, take or use, or otherwise disclose to anyone, any Confidential Information, except as necessary to perform his duties hereunder, as permitted by the President and Chief Executive Officer of the Company on the basis of facts actually known to the President and Chief Executive Officer, or as required by any court or governmental agency; provided, however, that this covenant prohibits only the use and disclosure of Confidential Information and shall not be construed as limiting the Executive's right to undertake any other employment or business activity. The Executive shall be prohibited from competing with the Company only as provided in subparagraph 7(a).

            (b) Definition. "Confidential Information" shall mean any and all ideas, suggestions, innovations, conceptions, discoveries, inventions, improvements, technological developments, methods, processes, specifications, formulae, compositions, techniques, systems, machines, devices, computer software and programs, notes, memoranda, work sheets, lists of actual or potential customers and suppliers, works of authorship, products, data, and information in any form, which concern or relate to any aspect of the actual or contemplated business of the Company and which are stamped "confidential" or are otherwise treated as confidential by the Company, except for trade secrets (as defined in Section 134.90, Wisconsin Statutes) and such items as the Executive can prove through clear and convincing evidence were in the public domain, being publicly and openly known, prior to the date of commencement of the Executive's employment by the Company or, subsequent to such date, became part of the public domain, being publicly and openly known, through lawful and proper


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means.

            (c) Trade Secrets. Nothing in this Agreement shall be construed as waiving or limiting in any way the obligations of the Executive or the rights of the Company under Section 134.90, Wisconsin Statutes, with respect to any trade secrets of the Company.

      6.    INVENTIONS AND COPYRIGHT WORKS.

            (a) Scope. All Inventions or copyright works relating to the Company's business which the Executive has conceived or made, or conceives or makes, while employed by the Company shall be the Company's property. Any Invention relating to the Company's business which is disclosed by the Executive within one year following the termination of employment shall also be the Company's property, unless it is proved through clear and convincing evidence to have been conceived following the termination of the Executive's employment. Any copyright works relating to the Company's business created by the Executive during the term of employment shall be considered works made for hire and the initial ownership therein shall be in the Company. When requested by the Company, whether during or after employment, the Executive will execute patent applications and other instruments as considered necessary by the Company to apply for and obtain patents in the United States and foreign countries which cover such Inventions. The Executive will make assignments and execute any other instruments necessary to convey to the Company the ownership and exclusive rights in such Inventions, copyright works, patent applications and patents. The Company shall bear all out-of-pocket expenses connected with such patents, patent applications, copyright applications and maintenance of patent protection. If Inventions are made by the Executive during the course of employment which are brought to the attention of the Company, and if the Company shall in writing waive its rights to obtain ownership of such Inventions, the Executive shall then have the right to file patent applications to protect such Inventions, and to dispose of such patent rights as the Executive deems desirable, subject to a perpetual shop right in the Company to use such Inventions in its business without royalty.

            This Agreement does not apply to, and shall not require the assignment to the Company of, any invention for which no equipment, supplies, facilities or trade secret information of the Company were used and which does not (1) relate to the business of the Company or to the Company's actual or demonstrably anticipated research or development or (2) result from any work performed by the Executive for the Company.

            (b) Definition. "Invention" means any inventions, improvements, discoveries, computer programs, know-how or ideas (whether or not patentable or subject to copyright protection) of the Executive which are included in any of the following classes: those for which any equipment, supplies, facilities or trade secret information of the Company were used; those which were developed in any part on the Company's time; or those which (1) relate to the reasonably foreseeable business interest of the Company or the Company's actual or reasonable anticipated research or development, and (2) result from work performed by the Executive for the Company.

      7.    COVENANT NOT TO COMPETE.

            (a) Scope. For a period of one (1) year from the date of termination of Executive's employment, the Executive shall not, directly or indirectly:

                  (1)   for or on behalf of any person or business enterprise


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      that is in any respect "competitive with the business of the Company", solicit any entity or person that was a customer or known prospective customer of the Company during the twelve (12) month period immediately prior to the termination of the Executive's employment with the Company, or

                  (2) undertake any employment or activity, in any capacity which relates to the Executive's activities or job responsibilities while employed by the Company, in connection with any business "competitive with the business of the Company" within any state, territory or possession of the United States, or any substantially comparable political subdivision of any other country, wherein the Company conducted any business during the twelve (12) month period immediately prior to the termination of the Executive's employment with the Company, irrespective of where the Executive renders such services.

For purposes of this Agreement, "competitive with the business of the Company" means competitive with commercial or development activities undertaken by the Company at the employment termination date of the Executive.

            (b) Reform. If a court of competent jurisdiction should declare any or all of this Agreement unenforceable because of any unreasonable restriction of duration and/or geographical area in subparagraph 7(a), then such court shall have the express authority to reform subparagraph 7(a) to provide for reasonable restrictions and/or to grant the Company such other relief, at law or in equity, as are reasonably necessary to protect the interests of the Company.

      8. NONSOLICITATION OF EMPLOYEES. For a period of one (1) year from the date of termination of Executive's employment (except in the normal course of the Company's business), the Executive shall not, directly or indirectly, induce or attempt to influence any employee of the Company or any affiliate of the Company to terminate his or her employment with the Company or any affiliate of the Company or to work for the Executive or any other person or entity.

      9. RESPONSIBILITIES UPON TERMINATION. Upon the termination of his employment by the Company for whatever reason and irrespective of whether or not such termination is voluntary on his part:

            (a) the Executive shall promptly deliver to the Company all of its data, designs, drawings, plans, manuals, notes, memoranda, work sheets, specifications, customer lists, supplier lists, computer programs, and all other materials which are or have become the property of the Company and all copies or reproductions of any such; and

            (b) the Executive shall advise the Company of the identity of any new competitive employer within ten (10) days after accepting new employment.

      10.   SEPARATE AGREEMENTS.

            (a) Enforcement. The covenants of the Executive contained in paragraphs 5, 6, 7, 8 and 9 of this Agreement shall be construed as separate agreements independent of any other agreement, claim or cause of action of the Executive against the Company, whether predicated on this Agreement or otherwise, and no other agreement, claim or cause of action asserted by the Executive shall constitute a defense to the enforcement by the Company of


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these covenants. The covenants contained in this Agreement are necessary to protect the legitimate business interests of the Company. Damages for the violation of any such covenants will not give full and sufficient relief to the Company. In the event of any violation of any such covenants, the Company shall be entitled (i) to injunctive relief against the continued violation thereof, and (ii) to its actual damages. In any dispute concerning whether or not the Executive has violated any of such covenants, the prevailing party shall be entitled to payment from the other party for any and all expenses, including attorneys' fees and expenses, incurred by the prevailing party in connection with such dispute.

            (b) Scope. For purposes of the covenants in paragraphs 5, 6, 7, 8 and 9 of this Agreement, the term "Company" shall be deemed to include Burdick, such that the nondisclosure, invention, noncompetiton and nonsolicitation provisions shall extend to Burdick as well as the Company.

      11.   GENERAL.

            (a) Survival. The covenants of the Executive contained in paragraphs 5, 6, 7, 8, and 9 shall survive the term of the Executive's employment under this Agreement after the expiration or termination of such term.

            (b) Notices. All notices, demands and other communications provided for by this Agreement shall be in writing and shall be deemed to have been given at the time the same is delivered in person or is mailed by registered or certified mail addressed as follows:

            To the Company:              Spacelabs Medical, Inc.
                                         15220 N.E. 40th Street
                                         P.O. Box 97013
                                         Redmond, Washington  98073-9713
                                         Attention:  Eugene V. DeFelice
                                                     Vice President and General
                                                     Counsel

            To the Executive:            George P. Messina
                                         1664 West Weecroft Court
                                         Janesville, Wisconsin  53545

Either party wishing to change the address to which notices, requests, demands and other communications under this Agreement shall be sent shall give written notice of such change to the other party.

            (c) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company, its successors and assigns, and the Executive, his heirs, personal representatives and legal representatives. the Executive shall not have the right to transfer, assign or delegate this Agreement or any of his rights or obligations hereunder without the prior written consent of the Company.

            (d) Governing Law. This Agreement shall be governed by the laws of the State of Wisconsin.

            (e) Waiver. The waiver or failure of either party to insist in any one or more instances upon performance of any term, covenant or condition of this Agreement shall


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not be construed as a waiver of future performance of any such term, covenant or condition, but the obligations of either party with respect to such term, covenant or condition shall continue in full force and effect. No course of dealing shall be implied or arise from any waiver or series of waivers of any right or remedy hereunder.

            (f) Severability. Each provision of this Agreement shall be interpreted where possible in a manner necessary to sustain its legality and enforceability. If any provision of this Agreement shall be unenforceable or invalid under applicable law, such provision shall be limited to the minimum extent necessary to render the same enforceable or valid. The unenforceability of any provision of this Agreement in a specific situation, or the unenforceability of any portion of any provision of this Agreement in a specific situation, shall not affect the enforceability of (i) that provision or portion of provision in another situation or (ii) the other provisions or portions of provisions of this Agreement if such other provisions or the remaining portions could then continue to conform with the purposes of this Agreement and the terms and requirements of applicable law.

            (g) Amendments. This Agreement shall not be amended orally, but only by a written instrument executed by each party to this Agreement.

            (h) Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings between the Company and the Executive, or between Burdick and the Executive, with respect to the subject matter hereof.

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                       SPACELABS MEDICAL, INC.

                                       By: /s/ Eugene V. DeFelice
                                       -----------------------------------------
                                           Vice President, General Counsel and
                                           Secretary

                                       EXECUTIVE

                                       /s/  George P. Messina
                                       -----------------------------------------
                                       George P. Messina


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                                                                      SCHEDULE A


                                    BENEFITS

The Executive shall continue to be eligible for a monthly automobile allowance during the term of the Agreement, provided that the amount shall be reduced from One Thousand One Hundred Dollars ($1,100) ratably, in equal installments on the anniversaries of the Effective Date, to Seven Hundred Dollars ($700) during the last full year of the term of the Agreement.

The Executive shall be eligible to participate in the Spacelabs Medical, Inc. Management Incentive Compensation ("MIC") Plan commencing for the 1998 MIC Plan year, on such terms and conditions as provided in the MIC Plan.

The Executive shall be granted options to acquire up to 30,000 shares of common stock of Spacelabs Medical, Inc. under the Spacelabs Medical, Inc. 1992 Option, Stock Appreciation Right, Restricted Stock, Stock Grant and Performance Unit Plan (the "1992 Plan") on the terms and conditions set forth in the 1992 Plan and the accompanying Schedule A-1.

The Executive shall be granted stock appreciation rights with respect to 64,094 shares of common stock of Spacelabs Medical, Inc. under the 1992 Plan on the terms and conditions set forth in the 1992 Plan and the accompanying Schedule A-2.

The Executive will be entitled to participate in the Supplemental Benefit Plan with credit toward retirement benefit for years of service from October 5, 1987 until his termination from the Company.


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                                                                    SCHEDULE A-1


                             TERMS OF OPTION GRANTS
                                    UNDER THE
            1992 OPTION, STOCK APPRECIATION RIGHT, RESTRICTED STOCK,
                      STOCK GRANT AND PERFORMANCE UNIT PLAN


DATE OF GRANT        Effective date of consummation of acquisition of Burdick,
                     Inc.

EXERCISE PRICE       $22.38 per share, the average of the high and low
                     market prices for the common stock of Spacelabs Medical, Inc. on the date of grant.

TYPE                 Incentive Stock Options and/or Non-qualified Option*

TERM                 Ten years from date of grant unless sooner terminated.

VESTING The options shall vest and become exercisable at the rate of 25% per year commencing with the first anniversary of the date of grant.

EXERCISE The manner of exercise shall be in accordance with procedures set forth in the 1992 Plan.

PAYMENT FOR SHARES   The option may be exercised by the delivery of:

                     (a)   Cash or check;

                     (b) Shares of the common stock of Spacelabs Medical, Inc. held by optionee for a period of at least three months having a fair market value at the time of exercise equal to the aggregate option exercise price.

*     Maximum allowable Incentive Stock Option will be given.


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                                                                    SCHEDULE A-2


                    TERMS OF STOCK APPRECIATION RIGHTS (SARS)
                                    UNDER THE
            1992 OPTION, STOCK APPRECIATION RIGHT, RESTRICTED STOCK,
                      STOCK GRANT AND PERFORMANCE UNIT PLAN


DATE OF GRANT              Effective date of consummation of acquisition of
                           Burdick, Inc.

BASE PRICE                 $22.38 per share, the average of the high and low
                           market prices for the common stock of Spacelabs
                           Medical, Inc. on the date of grant.

TYPE General stock appreciation right to be paid in cash upon exercise.

TERM Five years from date of grant unless sooner terminated.

VESTING The SARs shall fully vest and become exercisable on the third anniversary of the date of grant.

EXERCISE The manner of exercise shall be in accordance with procedures set forth in the 1992 Plan.

PAYMENT FOR SHARES         Taxes shall be paid in accordance with procedures
                           set forth in the 1992 Plan.